SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 29, 2013

PIVOTAL GROUP INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54426	45-1876246
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)

53 Cahaba Lily Way

Helena, AL 35080

(Address of Principal Executive Offices)

(205) 977-7755

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

In April 2012, MLD, LLC, a Delaware limited liability company (“MLD”), entered into a Vacant Land Contract (“Original Land Contract”) with WCI Communities, LLC, a Delaware limited liability company (“WCI”), regarding the purchase of several parcels of land totaling two acres of beachfront land and 48 acres of adjacent property on Perdido Key Drive. Subsequently, in June 2012, MLD conveyed and assigned its interests and rights in the Original Land Contract to PKCCR, LLC, a wholly-owned subsidiary of the Company.

In September 2012, MLD entered into a new agreement for the purchase of the land, an Agreement for the Sale and Purchase of Real Property (“New Land Contract”). The New Land Contract supersedes the previous Original Land Contract

In September 2012, MLD entered into the first amendment to the New Land Contract whereby the inspection period was extended to November 30, 2012. In November 2012, MLD entered into the second amendment to the New Land Contract whereby the inspection period was extended to January 31, 2013. In January 2013, MLD entered into the third amendment to the New Land Contract whereby the inspection period was extended to May 1, 2013. On March 29, 2013, MLD entered into the fourth amendment to the New Land Contract whereby the Permit Modification date was extended to June 28, 2013. In the event the Permit Modification is not obtained by June 28, 2013, the New Land Contract will automatically terminate.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pivotal Group Inc.

Date: April 5, 2013	By	/s/ Malcolm Duane Lewis
Malcolm Duane Lewis, President

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